Exhibit 32.2
CERTIFICATION
     The undersigned officer of DATATRAK International, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-K.

Dated: March 17, 2008	/s/ Raymond J. Merk
Raymond J. Merk
Vice President of Finance, Chief Financial Officer and Treasurer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-K or as a separate disclosure document.
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.